EXHIBIT 23.1

CONSENT

The Board of Directors
Network-1 Security Solutions, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-140622, 333-162460 and 333-186612 of Network-1 Security Solutions, Inc. of our report dated March 22, 2013, related to the financial statements of Network-1 Security Solutions, Inc. for the years ended December 31, 2012 and 2011 included in its Annual Report on Form 10-K for the years ended December 31, 2012 and 2011 filed with the Securities and Exchange Commission.

 /s/ Radin, Glass & Co., LLP
Radin, Glass & Co., LLP
Certified Public Accountants

New York, New York
March 22, 2013